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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Polycom, Inc. of our report dated January 18, 2001 except as to the pooling of interest with Accord Networks, Ltd. which is as of February 28, 2001, relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 2000, which appear in Polycom, Inc.'s Form 8-K filed on June 15, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP	/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California June 15, 2001

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  Exhibit 23.1